UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934.

Date of Report: August 13, 2018

(Date of earliest event reported)

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Cummings Center, Suite 247-C, Beverly, MA		01915
(Address of principal executive offices)		(Zip Code)

(312) 283-5793

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

As disclosed under Item 5.03 of this Current Report on Form 8-K, on August 13, 2018, BioVie Inc. (“BioVie”) amended its Articles of Incorporation to increase the number of authorized shares of Class A Common Stock thereunder from 300,000,000 shares to 800,000,000 shares. Immediately following the increase in authorized capitalization to 800,000,000 shares, each share of the Company’s Series A Convertible Preferred Stock automatically converted into 100 shares of Class A common stock, resulting in the issuance by the Company of 213,333,200 shares of Class A common stock. Acuitas Group Holdings, LLC (“Acuitas”) received 200,000,000 shares of Class A common stock upon the automatic conversion, representing approximately 64% of the Company’s outstanding shares. A description of Acuitas’s purchase of the Series A Convertible Preferred Stock and certain rights of Acuitas in connection therewith is set forth in the Company’s definitive information statement on Schedule 14C filed on July 13, 2018 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 13, 2018, BioVie filed a Certificate of Amendment with the Nevada Secretary of State’s office, which amended BioVie’s Articles of Incorporation by increasing the number of authorized shares of Class A Common Stock from 300,000,000 shares to 800,000,000 shares. This increase in shares was previously approved by BioVie’s Board of Directors and by a vote of BioVie’s shareholders. The text of the amendment to the Articles of Incorporation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Text of Amendment to Articles of Incorporation of BioVie Inc., as filed with the Nevada Secretary of State on August 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
President & Chief Operating Officer